Exhibit (a)(1)(C)

RETAIL PROCESSING DEALER FORM

with respect to

OFFERS BY LINCOLN NATIONAL CORPORATION TO PURCHASE FOR CASH

UP TO $500,000,000 IN AGGREGATE LIQUIDATION PREFERENCE

OF ITS

Depositary Shares, each representing a 1/25th interest in a share of 9.250% Fixed Rate

Reset Non-Cumulative Preferred Stock, Series C (CUSIP No. 534187BR9)

(the “Series C Depositary Shares”)

and

Depositary Shares, each representing a 1/1,000th interest in a share of 9.000% Non-

Cumulative Preferred Stock, Series D (CUSIP No. 534187885)

(the “Series D Depositary Shares”)

PURSUANT TO THE OFFER TO PURCHASE, DATED AUGUST 10, 2026

(AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO

TIME, THE “OFFER TO PURCHASE”)

THE OFFERS (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 8, 2026, UNLESS EXTENDED OR EARLIER TERMINATED BY LINCOLN NATIONAL CORPORATION (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED WITH RESPECT TO EITHER OFFER, THE “EXPIRATION DATE”).

Please deliver this Retail Processing Dealer Form to:

Global Bondholder Services Corporation

By Regular, Registered or Certified Mail; Hand or Overnight Delivery: 65 Broadway — Suite 404 New York, New York 10006 Attn: Corporate Actions	By Facsimile Transmission: (For Eligible Institutions Only): (212) 430-3775/3779 Confirmation: (212) 430-3774 By Email: contact@gbsc-usa.com

This Retail Processing Dealer Form (this “Retail Processing Dealer Form”) must be delivered to Global Bondholder Services Corporation (the “Tender Agent” and “Information Agent”) at the physical or email address or transmitted via facsimile, as set forth above. The instructions contained herein should be read carefully before this Retail Processing Dealer Form is completed.

All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

THIS RETAIL PROCESSING DEALER FORM IS ONLY TO BE SUBMITTED BY THE DTC PARTICIPANT THAT EFFECTED THE BOOK-ENTRY TRANSFER OF THE RELEVANT DEPOSITARY SHARES. IF YOU ARE ELIGIBLE TO RECEIVE A RETAIL PROCESSING FEE BUT ARE NOT A DTC DIRECT PARTICIPANT, YOU MUST CONTACT THE DTC DIRECT PARTICIPANT THROUGH WHICH THE RELEVANT TENDERS WERE MADE AND ARRANGE FOR THEM TO SUBMIT THIS RETAIL PROCESSING DEALER FORM.

Any questions regarding procedures related to this Retail Processing Dealer Form or requests for additional copies of the Offer to Purchase and the related Letter of Transmittal should be directed to the Information Agent:

Global Bondholder Services Corporation

65 Broadway — Suite 404

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers Call:

(212) 430-3774

or

Call Toll-Free:

(855) 654-2015

Email: contact@gbsc-usa.com

This Retail Processing Dealer Form is being delivered to you in connection with two concurrent, but separate, offers (together, the “Offers,” and each an “Offer”) by Lincoln National Corporation (the “Offeror”) to purchase for cash up to $500,000,000 in aggregate Liquidation Preference of its outstanding Series C Depositary Shares and Series D Depositary Shares (collectively, the “Depositary Shares,” and each series of Depositary Shares, a “series” of Depositary Shares). As described in the Offer to Purchase, Lincoln National Corporation has agreed to pay a retail processing fee (the “Retail Processing Fee”), equal to $1.00 per $1,000.00 Liquidation Preference of Series C Depositary Shares and $0.025 per $25.00 Liquidation Preference of Series D Depositary Shares, to any retail broker or dealer that successfully processes a valid tender of Depositary Shares from the retail beneficial owner thereof (such brokers and dealers, the “Retail Processing Dealers”), which tendered Depositary Shares are purchased in the applicable Offer, if, and only if, the number of Series C Depositary Shares validly tendered by a particular retail beneficial owner does not exceed 250 and the number of Series D Depositary Shares validly tendered by a particular retail beneficial owner does not exceed 10,000, in each case without regard to the number of Depositary Shares of the applicable series that are accepted for purchase by the Company in the applicable Offer. The Retail Processing Fee will be payable only to Retail Processing Dealers upon successful completion of the applicable Offer upon the terms and subject to the conditions set forth in the Offer to Purchase and the purchase by the Offeror of the Depositary Shares with respect to which the Retail Processing Fee is requested.

For the avoidance of doubt, no Retail Processing Fee is payable with respect to any Depositary Shares tendered by a Retail Processing Dealer for its own account or for other non-retail beneficial owners. In addition, no Retail Processing Fee is payable for tendered Depositary Shares that are not purchased by the Offeror.

In order to be eligible to receive the Retail Processing Fee, a properly completed Retail Processing Dealer Form must be received by the Tender Agent on or prior to the Expiration Date. Lincoln National Corporation will, in its sole discretion, determine whether a Retail Processing Dealer has satisfied the criteria for receiving a Retail Processing Fee (including, without limitation, the submission of the Retail Processing Dealer Form and appropriate documentation without defects or irregularities and in respect of bona fide tenders). Retail Processing Dealers should take care to ensure that proper records are kept to document their eligibility to receive any Retail Processing Fee. Lincoln National Corporation and the Tender Agent reserve the right to request additional information from any person who submits the Retail Processing Dealer Form in order to validate any Retail Processing Fee payment claims. Additionally, Lincoln National Corporation reserves the right to (i) audit any Retail Processing Dealer to confirm bona fide submission of this Retail Processing Dealer Form and (ii) withhold any amounts from any Retail Processing Fee that Lincoln National Corporation is required to withhold and pay in order to comply with applicable tax laws and regulations.

If the space provided in the tables below is inadequate, the required information should be listed on a separate schedule and attached to this Retail Processing Dealer Form.

DTC Participant No.	Number of Series C Depositary Shares Tendered (CUSIP No. 534187BR9)	VOI Ticket Number

DTC Participant No.	Number of Series D Depositary Shares Tendered (CUSIP No. 534187885)	VOI Ticket Number

Prior to the Expiration Date, (i) each Retail Processing Dealer that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, should provide to the Tender Agent a properly completed and duly executed IRS Form W-9, and (ii) each Retail Processing Dealer that is not a “United States person” should provide to the Tender Agent a properly completed and duly executed applicable IRS Form W-8BEN-E or W-8ECI, as applicable. Each of the forms referenced in the preceding sentence can be found on the IRS website: www.irs.gov. A Retail Processing Dealer’s failure to timely provide the applicable form to the Tender Agent may result in amounts being withheld by Lincoln National Corporation or the Tender Agent from the payment of the Retail Processing Fee payable to such Retail Processing Dealer.

By signing this Retail Processing Dealer Form below, you hereby confirm that your request for the Retail Processing Fee is bona fide and has been made on behalf of accounts for separate retail beneficial owners that are holders who validly tendered Series C Depositary Shares and/or Series D Depositary Shares, as applicable, and with respect to whom the number of Series C Depositary Shares validly tendered does not exceed 250 and the number of Series D Depositary Shares validly tendered does not exceed 10,000. Failure to properly complete and execute this Retail Processing Dealer Form will render the form defective and Lincoln National Corporation will not honor your request. Any questions as to what constitutes beneficial ownership should be directed to the Information Agent.

The delivery of this Retail Processing Dealer Form by a Retail Processing Dealer will constitute a representation and agreement by it that (a) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with solicitations related to the Offers; (b) it is entitled to a Retail Processing Fee for such retail processing under the terms and conditions of the Offer to Purchase; (c) it is (i) a bank or trust company legally authorized to receive such Retail Processing Fee, (ii) a broker or dealer in securities (including the Dealer Managers in their capacity as a broker or dealer), which is a member of any national securities exchange or of the Financial Industry Regulatory Authority (“FINRA”) or (iii) a foreign broker or dealer not eligible for membership in FINRA but which has agreed to conform to FINRA’s Rules of Fair Practice in making solicitations; (d) it has neither requested nor been paid a Retail Processing Fee in respect of any Depositary Shares tendered for its own account or for any other non-retail beneficial owner; and (e) it has not and will not remit such Retail Processing Fee, in whole or in part, to the relevant retail beneficial owner of the Depositary Shares tendered and accepted.

Name of Firm:

Attention:

Address:

Phone Number:

Taxpayer Identification No.:

Signature:
(Medallion Stamp Required)

RETAIL PROCESSING DEALER FEE PAYMENT INSTRUCTIONS—WIRE TRANSFER INSTRUCTIONS

Name of Firm:

Bank Name:

Bank Address:

ABA or Bank No.:

SWIFT Code:

Account Name:

Account No.:

Re:

The Tender Agent for the Offers is:

Global Bondholder Services Corporation

By Regular, Registered or Certified Mail; Hand or Overnight Delivery:	By Facsimile Transmission: (for Eligible Institutions Only):

65 Broadway — Suite 404 New York, New York 10006 Attn: Corporate Actions	(212) 430-3775/3779

Any questions or requests for assistance may be directed to the Information Agent at the telephone numbers as set forth below. Any requests for additional copies of the Offer to Purchase may be directed to the Information Agent. A holder may also contact such holder’s Custodian for assistance concerning the Offers.

The Information Agent for the Offers is:

Global Bondholder Services Corporation

65 Broadway — Suite 404

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers, Call Collect:

(212) 430-3774

All Others, Call Toll-Free:

(855) 654-2015

Email: contact@gbsc-usa.com